Exhibit 10.25

AMENDMENT NO. 1 TO THE
ARCOSA SUPPLEMENTAL PROFIT SHARING PLAN

WHEREAS, ARCOSA, INC., a Delaware corporation (the “Company”), sponsors and maintains the ARCOSA SUPPLEMENTAL PROFIT SHARING PLAN EFFECTIVE AS OF NOVEMBER 1, 2018 (the “Plan”).

WHEREAS, the Company has determined it to be necessary and desirable to make certain changes to the Plan to, among other things, change the Plan’s name and remove the matching employer contributions from the Plan for plan years beginning on and after January 1, 2020; and

WHEREAS, the Company has the authority to amend the Plan pursuant to Section 10.01 of the Plan.

NOW THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2020 (the “Effective Date”):

1.By amending the name of the Plan from the “Arcosa Supplemental Profit Sharing Plan” to the “Arcosa Deferred Compensation Plan”

2.By deleting and replacing all references to the “Arcosa Supplemental Profit Sharing Plan” throughout the plan document with “Arcosa Deferred Compensation Plan.”

3.By deleting the following subsection (dd) from Section 2.01 and replacing it with the following:

(dd)	MATCHING EMPLOYER CONTRIBUTION: Any amount credited by an Employer for a Plan Year ending prior to January 1, 2020 to a Participant pursuant to Section 4.01(b) hereof.

4.    By deleting the following subsection (pp) from Section 2.01 and replacing it with the following:

(pp)
TRUST (or TRUST FUND): The fund known as the ARCOSA, INC. DEFERRED COMPENSATION PLAN TRUST, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes part of this Plan.

5.    By deleting the following subsection (b) from Section 4.01 and replacing it with the following new subsection (b):

(b)
Matching Employer Contributions. No Matching Employer Contributions shall be made pursuant to this Plan for any Plan Year beginning on or after January 1, 2020. For Plan Years ending prior to January 1, 2020, each Employer may credit a Matching Employer Contribution amount in the form of cash to each of its Employees for whom an amount was credited pursuant to paragraph (a) of this Section 4.01;

Exhibit 10.25

provided, however, that no such Matching Employer Contribution shall be credited prior to the date on which such Employee completes one (1) year of Service. Such Matching Employer Contribution, when added to the Forfeitures which have become available for application as of the end of the Year pursuant to Section 4.03 hereof, shall be equal to a percentage of that portion of the Participant’s Compensation Reduction Contribution for such Year pursuant to Section 4.02 hereof which does not exceed six percent (6%) of his Base Compensation plus Annual Incentive Compensation for such Year, based on his years of Service as follows:

Year of Service	Applicable Percentage
Less than 1	0%
1 but less than 2	25%
2 but less than 3	30%
3 but less than 4	35%
4 but less than 5	40%
5 or more	50%

For purposes of determining a Participant’s Matching Employer Contribution under paragraph (b) of this Section 4.01, if a Participant’s Employment Commencement Date is any date on or after January 1, 2010 and on or before October 31, 2008, and such Participant is employed as of the last day of the Short Plan Year, he shall be credited with a year of Service for such Short Plan Year.

6.	By adding the following sentence to the end of subsection (c) in Section 4.01:

The provisions of this Section 4.01(c) shall not apply to Plan Years beginning on or after January 1, 2020.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of this 31st day of December, 2019, effective as stated herein.

ARCOSA, INC.

/s/ Scott C. Beasley
By:    Scott C. Beasley

Its:    Chief Financial Officer